                                                                    EXHIBIT 10.2


                                      LEASE

                                     BETWEEN

                    CPT OPERATING PARTNERSHIP L.P., LANDLORD

                                       AND

                     COMMUNITY EDUCATION CENTERS, INC., TENANT



                               DATED: May , 2003.

                                Table of Contents

                                                                                    Page

Article I MASTER LEASE INCORPORATED BY REFERENCE............................         1
      1.01  Master Lease Incorporated by Reference..........................         1
      1.02  Definitions.....................................................         1
Article II Leased Property..................................................         2
      2.01  Leased Property.................................................         2
Article III Term............................................................         2
      3.01  Term............................................................         2
      3.02  Renewal Option..................................................         3
Article IV RENT.............................................................         3
      4.01  Base Rent.......................................................         3
      4.02  Base Rent Escalation............................................         3
      4.03  Base Rent During Any Renewal Term...............................         3
      4.04  Net Lease.......................................................         4
      4.05  Security Deposit................................................         5
Article V ISRA Compliance...................................................         6
      5.01  ISRA Compliance.................................................         6
Article VI Acceptance of Leased Property....................................         6
      6.01  Acceptance of the Leased Property...............................         6
Article VII TENANT'S RIGHT OF FIRST REFUSAL.................................         6
      7.01  Rights of First Refusal.........................................         6
      7.02  Restriction on Exercise of Purchase Refusal Right...............         7
      7.03  Prohibition on Certain Transfers................................         8
Article VIII SERVICE AGREEMENTS; LENDER REMEDY..............................         8
      8.01  Service Agreements..............................................         8
      8.02  Collateral Assignment of Service Agreements.....................         8
      8.03  Cooperation Upon Exercise of Assignment.........................        11
Article IX QUIET ENJOYMENT; SUBORDINATION, ATTORNMENT and ESTOPPEL
      CERTIFICATES; ASSIGNMENT BY TENANT....................................        11
      9.01  Quiet Enjoyment.................................................        11
      9.02  Landlord Mortgages: Subordination...............................        11
      9.03  Attornment: Non-Disturbance.....................................        12
      9.04  Estoppel Certificate............................................        13
      9.05  Tenant's Right to Mortgage Leased Property; Tenant's Lender's
            Rights..........................................................        14
Article X MISCELLANEOUS.....................................................        14
      10.01 Notices.........................................................        14
      10.02 Entire Agreement................................................        15
      10.03 Severability....................................................        15
      10.04 Captions and Headings...........................................        16
      10.05 Governing Law...................................................        16
      10.06 Memorandum of Lease.............................................        16
      10.07 Counterparts....................................................        16
      10.08 Liability of General Partner of Landlord........................        16

SCHEDULES

      Schedule A         The Land
      Schedule B         Permitted Exceptions
      Schedule C         Rent Schedule
      Exhibit  9.02      Subordination, Non-Disturbance and Attornment Agreement
      Exhibit  9.04      Tenant's Estoppel Certificate
      Exhibit  10.06     Memorandum of Lease

                                      LEASE

      This Lease is entered in to and dated as of the       day of May, 2003, by
and between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Landlord"), and COMMUNITY EDUCATION CENTERS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A. Tenant and/or an Affiliate of Tenant have concurrently conveyed to Landlord all that certain real property known and designated on the official tax map of the City of Newark, County of Essex, State of New Jersey as Block 5060, Lot 154, commonly known as Delaney Hall, 451-479 Doremus Avenue, Newark, New Jersey (the "PROPERTY") upon which Tenant engages in the business of the development and management of a certain correctional and detention facility known as Delaney Hall (the "FACILITY").

      B. Landlord and Tenant have entered into a certain Master Agreement to Lease dated May , 2003 (the "MASTER LEASE"), by and through which Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord certain real property and the improvements located thereon, all as more particularly described in the Master Lease and all amendments thereto, including, but not limited to, the Property and the Facility (collectively, the "LEASED PROPERTY"), on the terms and under the conditions set forth in the Master Lease

      C. Landlord and Tenant desire to enter into this Lease in accordance with the Master Lease, such that Landlord shall lease to Tenant and Tenant shall lease from Landlord the Leased Property upon the terms and under the conditions set forth herein and in the Master Lease.

      NOW, THEREFORE, in consideration of the Leased Property and the covenants and conditions set forth herein and in the Master Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

                                    ARTICLE I
                     MASTER LEASE INCORPORATED BY REFERENCE

                  1.01 MASTER LEASE INCORPORATED BY REFERENCE. Except as specifically set forth in this Lease, or any amendment, supplement, schedule or exhibit hereto, all of the provisions of the Master Lease shall be deemed to be incorporated into and made a part of this Lease as if such provisions were fully set forth herein.

                  1.02 DEFINITIONS. All capitalized terms not specifically defined in this Lease but defined in the Master Lease shall have the meaning set forth in the Master Lease for such terms.

                                   ARTICLE II
                                 LEASED PROPERTY

                  2.01 LEASED PROPERTY. The property that is the subject of this Lease and that is leased by the Landlord to the Tenant hereunder shall consist of the following:

                  (a) The land described in Schedule A attached hereto and incorporated herein, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-,of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property (the "LAND");

                  (b) All buildings, improvements, structures and fixtures now located or to be located or to be constructed on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, and other so-called "infrastructure" improvements (the "IMPROVEMENTS"); and

                  (c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems or as such property may be more particularly itemized in a schedule attached hereto and incorporated herein by this reference, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "FIXTURES").

The Land, Improvements and Fixtures are hereinafter referred to as the "LEASED PROPERTY."

      SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in Schedule B attached hereto and incorporated herein (the "PERMITTED EXCEPTIONS").

                                   ARTICLE III
                                      TERM

                  3.01 TERM. The term of this Lease shall be ten (10) years, commencing on the date hereof (the "COMMENCEMENT DATE") and terminating, unless extended as provided in Section 3.02 below, at midnight on the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs (the "TERM").

                  3.02 RENEWAL OPTION. So long as no Event of Default has occurred and is continuing on the date of a Renewal Notice (as defined below) or on the commencement date of any Renewal Term (as defined below), Tenant shall have the right to renew this Lease for three (3) additional periods of five (5) years each (each a "RENEWAL TERM"), by giving Landlord not less than six (6) months prior written notice of Tenant's exercise of each such renewal option (each a "RENEWAL NOTICE"). The commencement date of each Renewal Term shall be the date which is one calendar day after the last day of the initial Term or the previous Renewal Term, as the case may be and each such Renewal Term shall expire on the date which is the last calendar day immediately prior to the fifth anniversary date of the applicable Renewal Term commencement date. All of the terms, covenants and conditions set forth in this Lease and the Master Lease shall apply to and be fully enforceable during any Renewal Term as if such Renewal Term were specifically included in this Lease.

                                   ARTICLE IV
                                      RENT

                  4.01 BASE RENT. Base Rent due and payable under this Lease and the Master Lease by Tenant during the Term is set forth in Schedule C attached hereto and incorporated herein.

                  4.02  BASE RENT ESCALATION

                  (a) Beginning on the first day of the first month of the Second Lease Year and each Lease Year thereafter during the Term, Base Rent payable by Tenant under this Agreement shall increase by an amount equal to the Base Rent for the previous Lease Year multiplied by three percent (3%).

                  (b) In no event shall Base Rent for any Lease Year of the Term, as determined pursuant to this Section 4.02, be less than the amount of Base Rent paid by Tenant for the immediately prior Lease Year.

                  4.03  BASE RENT DURING ANY RENEWAL TERM.

                  (a) Base Rent during the first year of any Renewal Term shall be at the "fair market rent" at the time of commencement of the applicable Renewal Term, determined as follows:

                        (i) The term "fair market rent" shall be the rent generally payable in the industry for a property of approximately the same use, age, location, quality, size and condition as the Leased Property, giving due consideration to the creditworthiness of Tenant.

                        (ii) Within ninety (90) days after the exercise by Tenant of its option to renew, Landlord shall notify Tenant of Landlord's determination of the annual Base Rent during the Renewal Term. Tenant shall have the option, exercisable within thirty (30) days following its receipt of Landlord's determination of annual Base Rent, to: (x) rescind its exercise of the option to renew the Lease; (y) dispute Landlord's determination in accordance with (iii) below; or (z) extend the Lease and accept the Base Rent as determined by Landlord.

                        (iii) If Tenant disagrees with Landlord's determination and elects to dispute same, then Tenant shall, within thirty (30) days after receipt thereof, submit to Landlord, Tenant's determination of annual Base Rent during the Renewal Term. If Landlord disagrees with the annual Base Rent as determined by Tenant, then Landlord shall notify Tenant thereof ("Landlord's Dispute Notice"), within fifteen (15) days after its receipt of Tenant's notice, and Landlord and Tenant shall each, within thirty (30) days after the effective date of Landlord's Dispute Notice, submit to the other a written appraisal of the fair market rent for the Leased Property by an appraiser who is a member of the American Institute of Real Estate Appraisers, having at least seven (7) years experience in appraising institutional real estate comparable to the Leased Property (each a "Qualified Appraiser"), unless otherwise agreed by the parties. If Landlord's Qualified Appraiser and Tenant's Qualified Appraiser do not agree upon the fair market rent but are apart by less than ten (10%) percent, then the fair market rents determined by both shall be averaged; otherwise, Landlord's Qualified Appraiser and Tenant's Qualified Appraiser shall, within fifteen (15) days after their appointment, mutually agree upon an independent Qualified Appraiser to determine such fair market rent. If the parties are unable to agree upon such independent Qualified Appraiser, then either party may request the American Arbitration Association in Essex County, New Jersey, to appoint such independent Qualified Appraiser. The independent Qualified Appraiser shall, within fifteen (15) days of his or her appointment, determine the fair market rent, which determination shall be binding upon both Landlord and Tenant. The parties shall be responsible for the cost of their own Qualified Appraiser and shall share equally in the cost of any independent third Qualified Appraiser. Tenant shall have the option, exercisable within fifteen
(15) days following its receipt of a determination of fair market rent by any Qualified Appraiser, to rescind its exercise of the option to renew the Lease.

                        (iv) Upon final determination of the Base Rent to be paid during the second or third Renewal Term, as hereinabove provided, Landlord and Tenant shall enter into an amendment of this Lease to reflect the same, but no such amendment shall be necessary in order to make the final determination of Base Rent effective.

                  (b) Notwithstanding anything contained in this Section 4.03 to the contrary, in no event shall Base Rent for the first year of any Renewal Term be less than the Base Rent during the twelve (12) month period immediately preceding the first year of the applicable Renewal Term.

                  (c) Beginning on the first day of the first month of the Second Lease Year of any Renewal Term and each Lease Year thereafter during such Renewal Term, Base Rent payable by Tenant under this Agreement shall increase by an amount equal to the Base Rent for the previous Lease Year multiplied by three percent (3%). In no event shall Base Rent for any Lease Year of such Renewal Term, as determined pursuant to this Section 4.03, be less than the amount of Base Rent paid by Tenant for the immediately prior Lease Year.

                  4.04 NET LEASE. This Lease is an "absolute net lease" or "triple net lease," and Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with the Leased Property throughout the Term and any Renewal Term, without abatement, deduction or set-off.

                  4.05  SECURITY DEPOSIT.

                  (a) Simultaneously with execution of this Lease, Tenant shall deliver to Landlord the sum of $662,039.00 (the "SECURITY DEPOSIT"), which sum shall be held by Landlord for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of the Master Lease and this Lease. If an Event of Default occurs, and notwithstanding any cure of such default by Tenant's Lender pursuant to Section 9.05 below, Landlord may use all or any portion of such Security Deposit to the extent required for the payment of any Rent, any Imposition or any other sum for which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of such Event of Default, including, but not limited to, any damages incurred by Landlord as a result of such default or any deficiency Landlord may incur in the reletting of the Leased Property, whether such damages or deficiency accrued before, after or in the absence of summary proceedings or other re-entry by Landlord. If Landlord expends all or any portion of the Security Deposit pursuant to this Section 4.05, upon demand, Tenant shall replenish such Security Deposit to its original amount; provided, however, if no further Event of Default under the Master Lease or this Lease shall have occurred and be continuing, Tenant may replenish such Security Deposit in installments as specifically set forth in Landlord's demand notice for such replenishment. The Security Deposit shall not be retained by Landlord in a separate, segregated account and may be commingled with other funds of Landlord and Landlord shall have no obligation to pay to Tenant or any party any interest on such Security Deposit.

                  (b) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Master Lease and this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the end of the Lease Term, after delivery of possession of the entire Leased Property to Landlord as required under the Master Lease, and less any amounts either due and owing Landlord hereunder or reasonably required to return the Leased Property to the condition required herein.

                  (c) In the event of a sale of the Leased Premises, Landlord shall have the right to transfer the Security Deposit to the grantee, and upon actual receipt by such successor Landlord of the Security Deposit, and receipt by Tenant of the name and address of such successor Landlord, Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new owner for the return of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner. The aforementioned provisions shall be self-operative without any further act by Landlord or Tenant necessary to effectuate the same. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit, and that Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  (d) Tenant shall not designate any portion of the Security Deposit as Rent, Impositions or any other sums due under the Master Lease or hereunder.

                                    ARTICLE V
                                 ISRA COMPLIANCE

                  5.01 ISRA COMPLIANCE. During the Term and any Renewal Term, Tenant shall comply with the provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq. ("ISRA"), if applicable, or other similar applicable laws, prior to its termination of any activities in the Leased Property or the expiration of the term of this Lease or the Master Lease, whichever is earlier. If ISRA is not applicable, Tenant will obtain a Letter of Non-applicability from the New Jersey Department of Environmental Protection prior to its termination of any activities in the Leased Property or the expiration of the term of this Lease or the Master Lease, whichever is earlier. If in connection with a sale, transfer, or mortgage of the Leased Property by Landlord or other transaction by the Landlord where Landlord is required or deems it desirable to comply with ISRA, Tenant will cooperate with Landlord and provide any information reasonably requested by Landlord for Landlord to comply with ISRA or to obtain a Letter of Non-applicability, at Landlord's sole cost and expense; provided, however, that if, at the time that Landlord is required or deems it desirable to comply with ISRA, Tenant is in default under this Lease or the Master Lease or if an Event of Default hereunder or thereunder has occurred and is continuing after applicable notice and cure periods, all costs and expenses incurred by Landlord to comply with ISRA shall be the obligation of and recoverable against and from Tenant.

                                   ARTICLE VI
                          ACCEPTANCE OF LEASED PROPERTY

                  6.01 ACCEPTANCE OF THE LEASED PROPERTY. Except as otherwise specifically provided in this Lease or the Master Lease, Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Leased Property, (ii) Tenant has found the Leased Property fit for Tenant's use, (iii) delivery of the Leased Property to Tenant is in an "as-is" condition, (iv) Landlord is not obligated to make any improvements or repairs to the Leased Property, and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, Fixtures, Improvements and other portions of the Leased Property are in good working order. Tenant waives any clam or action against Landlord with respect to the condition of the Leased Property.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE., DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE PRESENCE OR ABSENCE OF ANY DEFECT THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.
                                   ARTICLE VII
                         TENANT'S RIGHT OF FIRST REFUSAL

                  7.01 RIGHTS OF FIRST REFUSAL. Subject to the terms and conditions set forth in this Section 7.01 and provided that no Event of Default under Sections 9.01(a), (c), (d), (e), (g) or (h) of the Master Lease with respect to the Leased Property has occurred (and with respect solely to an Event of Default under Section 9.01(a), is continuing at the time of such exercise or at the expiration of the Master Lease or this Lease), Tenant shall have a right of first refusal (the "PURCHASE REFUSAL RIGHT") to purchase the Leased Property. If during the Term or any Renewal Term and for a period of thirty (30) days following termination of the Lease (other than as a result of the exercise by Landlord of its rights or remedies under the Master Lease), so long as no Event of Default under Sections 9.01(a), (c), (d),
(e), (g) or (h) of the Master Lease has occurred (and with respect solely to an Event of Default under Section 9.01(a), is continuing at the time of such exercise or at the expiration of the Master Lease or this Lease), Landlord or any Affiliate of Landlord receives a bona fide third party offer to transfer the Leased Property, then, prior to accepting such third party offer, Landlord shall send written notice and a copy thereof to Tenant and Tenant's Lender (as defined below) ("LANDLORD'S NOTICE"). Tenant shall have thirty (30) days after receipt of Landlord's Notice to exercise Tenant's Purchase Refusal Right, by giving Landlord written notice thereof. Failure of Tenant to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right and thereafter, Landlord or its Affiliate may transfer the Leased Property; provided, however, that the transfer of the Leased Property is at a price equal to or greater than the price contained in the Landlord's Notice, and otherwise consistent in all material respects with the terms and conditions set forth in Landlord's Notice. Tenant's Purchase Refusal Right shall revive in the event that Landlord fails to transfer the Leased Property within one year following the date of Landlord's Notice. In the event that Tenant elects to exercise the Purchase Refusal Right and to acquire the Leased Property thereby, (a) Tenant shall acquire the Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice (provided, however, Tenant shall in all events have not less than one hundred twenty (120) days to close its acquisition of the Leased Property following its written notice exercising its Purchase Refusal Right), and (b) concurrently with such acquisition, this Lease shall terminate (but Tenant shall remain liable to pay any accrued Rent due and payable on the closing date with respect to the Leased Property and all indemnifications and other provisions contained in the Master Lease that survive the expiration of this Lease or the Master Lease shall continue in effect), and the Master Lease shall be appropriately amended to reflect the termination of this Lease. Notwithstanding the foregoing provisions, the Purchase Refusal Right shall not be applicable to any transfer of the Leased Property to any Affiliate of Landlord, so long as such Affiliate acquires the Leased Property subject to this Purchase Refusal Right. A "TRANSFER" is any direct or indirect sale, conveyance or other disposition, including any transfer of a controlling ownership interest in any owning partnership, limited liability company or corporation, and including any lease with a term in excess of five (5) years.

                  7.02 RESTRICTION ON EXERCISE OF PURCHASE REFUSAL RIGHT. Notwithstanding any other provision of this Article VII, Landlord shall not be required to transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(e)(5)(B), or functionally equivalent successor provision, of the Internal Revenue Code (the "CODE"), to Tenant if Landlord's independent counsel advises Landlord that such transfer may not qualify as a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision of the Code. If Landlord determines not to transfer the Leased Property pursuant to the above sentence, Tenant's right, if any, to acquire any or all of the Leased Property shall continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, upon the advice of Landlord's independent tax counsel would qualify as a sale of property described in Section 857(b)(6)(C) of the Code, or functionally equivalent successor provision, and until such time Tenant shall lease the Leased Property for the lesser of the rent otherwise called for in this Lease or fair market rental. If the transfer of the Leased Property is delayed pursuant to this section, Landlord will use its reasonable best efforts to transfer the Leased Property to Tenant as soon as practicable in the next calendar year.

                  7.03 PROHIBITION ON CERTAIN TRANSFERS. So long as no Event of Default has occurred and is continuing and so long as Tenant is in full compliance with the terms of the Master Lease and this Lease, Landlord will not transfer the ownership of, or mortgage its interest in, the Leased Property to any Person whose primary business is the operation of similar correctional or detention facilities, without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion.

                                  ARTICLE VIII
                        SERVICE AGREEMENTS; LENDER REMEDY

                  8.01 SERVICE AGREEMENTS. For purposes of the provisions of the Master Lease governing or applicable to Service Agreements and applicable to this Lease and the Leased Property, "SERVICE AGREEMENTS" shall mean, collectively, that certain support services provider agreement between Education and Tenant dated August 7, 1996, as amended by an amendment to support services provider agreement dated March, 2001, as the same may be hereafter amended pursuant to its specific terms.

                  8.02  COLLATERAL ASSIGNMENT OF SERVICE AGREEMENTS.

                  (a) As security for the performance by Tenant of its obligations under this Lease, and subject to any superior security interest granted by Tenant to Tenant's Lender pursuant to Section 9.05 below, Tenant hereby assigns to and for the benefit of Landlord and Landlord's Designee and each of their respective successors and assigns, including, but not limited to, any Person or entity to whom Landlord or Landlord's Designee re-lets the Leased Property, all of Tenant's right, title and interest in and to the Service Agreements. Unless and until a Service Agreement Default (as defined below) occurs and, subject to Section 9.05 below, Landlord exercises its remedies with respect thereto as provided in this Article VIII, Tenant shall be solely liable for completion of all obligations of "Company" under the Service Agreements and shall have all rights in and to any payment, fee or charge payable by Education to Tenant under such Service Agreements.

                  (b) At all times while this Lease is in full force and effect, Education shall comply with all material terms and conditions of the governmental operation agreements affecting the Facility, including, but not limited to the agreement between Education and the County of Union dated March 7, 2001 (the "UNION COUNTY SERVICE AGREEMENT"), a certain Agreement between Education and the County of Essex dated June 1, 2000, as amended on January 1, 2001, July 1, 2001 and as of January 1, 2002 (collectively, the "ESSEX COUNTY SERVICE AGREEMENT"), and a certain Inter-Agency Contract Agreement between Education and State of New Jersey Department of Corrections executed on May 18, 2001 (the "STATE AGREEMENT") (collectively, the Essex County Agreement, the Union County Agreement and the State Agreement shall be referred to herein as the "GOVERNMENTAL AGREEMENTS"). For purposes of this Section 8.02(b), a term or condition shall be deemed "material" if the failure to comply with the same would be a default or an event of default under such Governmental Agreement, which, if not cured within applicable notice and cure periods, would allow any party to a Governmental Agreement to exercise its right to terminate, cancel or fail to renew the applicable Governmental Agreement, or causes such Governmental Agreement to automatically terminate or be cancelled.

                  (c) The following shall constitute a "SERVICE AGREEMENT DEFAULT" hereunder:

                        (i) Tenant shall breach or other wise fail to perform any obligation of "Company" under the Service Agreements as and when due or required;

                        (ii) Education shall breach or otherwise fail to perform any of its obligations under any of the Governmental Agreements;

                        (iii) The Service Agreements terminate, lapse, expire, are declared in default or otherwise no longer are in full force and effect (a "TERMINATION EVENT"); or

                        (iv) Any one or more of the Governmental Agreements terminate, lapse, expire, are declared in default or otherwise no longer are in full force and effect.

                  (d) Upon the occurrence of any Service Agreement Default, Tenant and Education shall give Landlord and Landlord's mortgagee written notice of the nature of such breach or default. Notwithstanding any provision contained in the Service Agreements, Education shall have no right to exercise any remedy under the Service Agreements, including, but not limited to, terminating the Service Agreements unless, within thirty (30) days after receipt of notice of the specific Service Agreement Default, Landlord or Landlord's Designee shall not cure such default; provided, however, if such Service Agreement Default cannot be cured within such thirty (30) day period but Landlord or Landlord's Designee has commenced such cure within such thirty (30) day period and diligently pursues such cure to completion, Education shall not exercise any remedy under the Service Agreements unless such extension causes Education to be in default under the applicable Government Agreement.

                  (e) Upon the occurrence of a Service Agreement Default pursuant to Sections 8.02(c)(i) and/or (iii), or as a result of an Event of Default pursuant to Section 9.01(a) through and including (g) of the Master Lease, Landlord or Landlord's Designee shall have the right to exercise any or all remedy rights set forth in Section 9.02 of the Master Lease, including, but not limited to, terminate this Lease and re-let the Leased Property or take possession of the Leased Property. If, pursuant hereto, Landlord, at its sole option, terminates this Lease and, thereafter, Landlord, at its sole option, re-lets the Leased Property to Landlord's Designee or any of Landlord or Landlord's Designee's respective successors or assigns (the "SUCCESSOR"), and
(i) such Successor is reasonably acceptable to Landlord and Education and acceptable to any and all governmental entities under each Governmental Agreement and/or applicable law which requires the consent or approval of the governmental entity to any subcontract by Education of its obligations under the applicable Governmental Agreements, and (ii) such Successor operates the Facility as a correctional facility or detention facility, Education shall, and hereby agrees, to substitute such Successor as the "Company" under the Service Agreements and, so long as such Successor complies with the terms and conditions of the Service Agreements, Education shall fulfill its obligations thereunder and shall not terminate or otherwise cause the Service Agreements to be of no further force or effect.

                  (f) Upon the occurrence of a Service Agreement Default pursuant to Section 8.02(c)(ii) or (iv), Landlord shall have the right to exercise all remedies set forth in Section 9.02 of the Master Lease; provided, however, so long as Tenant is not in default of any of its obligations under the Service Agreements, the Master Lease or this Lease, if, within thirty (30) days after the occurrence of such Service Agreement Default, either (i) Education enters into substitute governmental operating agreements with the State of New Jersey and one or more County Boards of Chosen Freeholders and thereafter revives the Service Agreement or enters into a new service agreement with Tenant, or (ii) Tenant enters into a service agreement with another non-profit entity that is a party to governmental operating agreements, and such new service agreement and/or new governmental operating agreements, as the case may be, (A) are for a minimum period equal to the greater of one (1) year or the unexpired term of the Service Agreement such substitute service agreement replaces, (B) obligates Tenant to provide services to an equivalent number of inmates/detainees as required under the Service Agreement, and (C) such governmental operating agreements through such new service agreement obligate such governmental entity(ies) to pay or reimburse Tenant for services provided to such inmates/ detainees at an equivalent per inmate fee or charge, such substitute service agreement to be otherwise reasonably acceptable to Landlord and Landlord's mortgagee, then, in such event, the Service Agreement Default shall lapse and this Lease shall continue in full force and effect, provided, however, that wherever this Lease and the Master Lease refer to "Service Agreement," such reference shall mean and refer to such substitute service agreement and wherever this Lease or the Master Lease refer to "Governmental Agreements," such reference shall mean and refer to such new governmental operating agreements.

                  (g) For purposes of this Section 8.02 and with respect to any Event of Default that may be declared under Article IX of the Master Lease solely as a result of the occurrence of a Service Agreement Default under
Section 8.02(c)(ii) or Section 8.02(c)(iv) of this Lease, Tenant and Education, in addition to specific actions taken by them or either of them to cure a specific default, shall be deemed to be "curing" such default if (i) (A) Tenant or Education has obtained an injunction that prohibits a governmental entity from exercising any remedy under the Governmental Agreements or otherwise terminating such Governmental Agreements pending resolution of the alleged breach of such Governmental Agreements by Tenant or Education, or (B) Tenant and/or Education is actively and diligently responding to an RFP from any governmental entity with respect to any governmental operating agreement to replace a terminated Governmental Agreement, and (ii) Tenant, at all times while such Service Agreement Default is occurring, maintains occupancy at the Facility equal to or greater than the average daily occupancy level during the twelve month period immediately prior to the occurrence of the Service Agreement Default.

                  (h) Cure of a Service Agreement Default under Section 8.02(c)(ii) or Section 8.02(c)(iv) shall be accomplished if (i) no other Event of Default has occurred and (ii) within thirty (30) days after the occurrence of such Service Agreement Default Tenant and/or Education (A) obtains a final, non-appealable order or judgment from a court of competent jurisdiction re-instating each terminated Governmental Agreement or otherwise determining that termination by the governmental entity was improper or (B) enters into a new governmental operating agreement with terms consistent with those set forth in Section 8.02(f)(ii)(A), (B) and

(C) to replace each expired governmental operating agreement, as the case may be, and (C) occupancy at the Facility remains equal to or greater than the average daily occupancy level during the twelve month period immediately prior to the occurrence of the Service Agreement Default.

                  8.03 COOPERATION UPON EXERCISE OF ASSIGNMENT. In the event that the Service Agreements and/or the Governmental Agreements terminate, lapse, expire, are declared in default or otherwise no longer are in full force and effect and, as applicable, (i) Education does not enter into substitute governmental operating agreements with the State of New Jersey and/or one or more County Boards of Chosen Freeholders and thereafter revives the Service Agreement or enters into a new substitute service agreement with Tenant, or (ii) Tenant does not enter into a new service agreement with another non-profit entity that is a party to governmental operating agreements and such new service agreement and/or governmental operating agreements, as the case may be, (A) are for a minimum period equal to the greater of one (1) year or the unexpired term of the Service Agreement such substitute service agreement replaces, (B) obligates Education or such Non-profit entity to provide services to an equivalent number of inmates/detainees as required under the Service Agreement, and (C) such governmental operating agreements through such new service agreement obligate such governmental entity(ies) to pay or reimburse Tenant for services provided to such inmates/detainees at an equivalent per inmate fee or charge, such substitute service agreement to be otherwise reasonably acceptable to Landlord and Landlord's mortgagee, and Landlord or Landlord's Designee, in the exercise of its remedy rights under this Lease and/or the Master Lease, seeks to directly enter into one or more service agreements and/or governmental operating agreements for the use and/or operation of the Facility, Tenant and Education shall do the following: (1) cooperate with Landlord and/or Landlord's Designee in any such application, response to any RFP, negotiations or other activity with respect thereto; (2) not interfere with such contracts or negotiations; (3) not compete with Landlord or Landlord's Designee in connection with any such contract, negotiations or response to RFP; and (4) if requested by Landlord or Landlord's Designee, whether or not the same is required by any other party to such contracts or negotiations, execute any and all reasonable documents to evidence the termination of this Lease, the Service Agreements and/or the Governmental Agreements, as the case may be. If, in the exercise of its rights under this provision, Landlord or Landlord's Designee enters into a new service agreement that applies to the Governmental Agreements and the Governmental Agreements are in full force and effect, and so long as Education is a party to such applicable Governmental Agreements, such new service agreement shall be reasonably acceptable to Education.

                                   ARTICLE IX
                         QUIET ENJOYMENT; SUBORDINATION,
             ATTORNMENT AND ESTOPPEL CERTIFICATES; ASSIGNMENT BY TENANT

                  9.01 QUIET ENJOYMENT. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

                  9.02 LANDLORD MORTGAGES: SUBORDINATION. Subject to Sections
7.03 and 9.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrances or title retention agreement on the Leased Properties, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. So long as Landlord obtains a non-disturbance agreement in accordance with Sections 7.03 and 9.03 and substantially in the form attached to hereto as Exhibit 9.02 and incorporated herein by this reference, this Lease and Tenant's rights under this Lease shall be subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that the Lease is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact:
Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

                  9.03 ATTORNMENT: NON-DISTURBANCE. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in
Section 9.02 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant, upon request of any Person succeeding to the interest of Landlord, including any Landlord's Designee, shall automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. A successor in interest who is not an Affiliate of Landlord will not be bound by (a) any payment of Rent for more than one (1) month in advance, (b) any amendment or modification of such Lease made without its written consent, provided such party shall first have afforded Tenant with written notice of its interest, including an address to which the required request for written consent may be sent, (c) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest, or (d) any claim or offset of Rent against the Landlord. Upon request by Landlord, Landlord's Designee or such successor in interest, Tenant will execute, acknowledge and deliver a subordination non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit 9.02 and incorporated herein by this reference. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact: Tenant hereby constitutes and irrevocably appoints Landlord, Landlord's Designee and each of their respective successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable. Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any such party referred to above which provides that in the event such party succeeds to Landlord's interest under the Lease and provided that no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property in accordance with the provisions of this Lease and will otherwise honor this Lease unchanged, except as expressly set forth in any subordination agreement executed by Tenant.

                  9.04  ESTOPPEL CERTIFICATE.

                  (a) At the request of Tenant or Landlord, the other party shall execute, acknowledge and deliver an estoppel certificate, in recordable form and substantially in the form attached hereto as Exhibit 9.04 and incorporated herein by this reference, in favor of the requesting party and, if applicable, such requesting party's lender, mortgagee or purchaser, as the case may be, pertaining to matters reasonably and customarily requested in such certificates, including, but not limited to, the following:

                        (i) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications;

                        (ii) the date to which Rent and other charges have been paid;

                        (iii) that the requesting party is not in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default;

                        (iv) if applicable, that the Tenant has accepted and occupies the Leased Property;

                        (v) if applicable, that Tenant has no defenses, set-off's, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist;

                        (vi) if applicable, that the Landlord has no outstanding construction or repair obligations; and

                        (vii) such other information as may reasonably be requested by the requesting party or any lender, mortgagee or purchaser.

                  (b) Any purchaser, lender or mortgagee may rely on this estoppel certificate.

                  (c) If Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that the facts set forth in the certificate are true and correct. Further, if Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, and Landlord is not in breach of this Lease, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact: Tenant hereby constitutes and irrevocably appoints Landlord, Landlord's Designee and each of their respective successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

                  (d) If Landlord fails to deliver the estoppel certificates to Tenant within ten (10) days after the request of the Tenant, then Landlord shall be deemed to have certified that the facts set forth in the certificate are true and correct. Further, if Landlord fails or refuses to execute, acknowledge, and deliver any such document within twenty
(20) days after written demand, and Tenant is not in breach of this Lease, Tenant may execute, acknowledge and deliver any such document on behalf of Landlord as Landlord's attorney-in-fact, Landlord hereby constitutes and irrevocably appoints Tenant as Landlord's attorney-in-fact solely for the limited and exclusive purpose to execute, acknowledge, and deliver on behalf of Landlord the estoppel certificate described in this Section 9.03(d). This power of attorney is coupled with an interest and is irrevocable.

                  9.05 TENANT'S RIGHT TO MORTGAGE LEASED PROPERTY; TENANT'S LENDER'S RIGHTS.

                  (a) Notwithstanding anything contained in Article XIII of the Master Lease to the contrary, Landlord, with respect to the Leased Property only, hereby acknowledges and agrees that Tenant may mortgage its leasehold interest in this Lease to a commercial bank or banks, insurance company, or other lending organization or institution or a combination thereof (collectively, the "Tenant's Lender"), which leasehold mortgage shall at all times be subordinate to the terms and conditions of this Lease and any mortgage, deed of trust, or other lien granted by Landlord against the Leased Property, or any part thereof, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property. Notwithstanding the foregoing, Tenant shall have the right to grant to Tenant's Lender a first lien priority security interest in the Service Agreements. The rights and obligations of Tenant's Lender and Landlord with respect to Tenant's Lender's lien and security interest in this Lease, the Master Lease and the Service Agreements shall be specifically set forth in an inter-creditor agreement entered into between Landlord and Tenant's Lender (each an "ICA"), the terms of which shall be acceptable to Landlord and Landlord's mortgagee. Tenant shall deliver to Landlord within five (5) business days after execution by Tenant copies of any such leasehold mortgage, security agreement and the other loan documents referenced therein or secured thereby, and any amendments, extensions or substitutions therefor.

                  (b) No exercise of Tenant's Lender's right to cure any Event of Default in accordance with the provisions of an ICA, including, but not limited to, the substitution of another correctional facility operator as the tenant under the Master Lease and this Lease, shall relieve Tenant of its obligations under the Master Lease or this Lease or Tenant's liability for any damages incurred by Landlord under the Master Lease or this Lease for any period prior to completion of such cure by Tenant's Lender.

                                    ARTICLE X
                                  MISCELLANEOUS

                  10.01 NOTICES. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:

      If to Tenant:     Community Education Centers, Inc.
                        75 Livingston Avenue
                        Roseland, New Jersey   07068
                        Attention: John Clancy, President & CEO

      With a copy to:   Richard M. Slotkin, Esquire
                        Sills Cummis Radin Tischman Epstein & Gross P.A.
                        One Riverfront Plaza
                        Newark, New Jersey   07102

      If to Education:  c/o Community Education Centers, Inc.
                        75 Livingston Avenue
                        Roseland, New Jersey   07068
                        Attention: John Clancy, President & CEO

      With a copy to:   Mark K. Lipton, Esquire
                        Podvey Sachs Meanor Catenacci Hildner & Cocoziello, P.C.
                        One Riverfront Plaza
                        Newark, New Jersey 07102-5497

      If to Landlord:   CPT Operating Partnership, L.P.
                        Gardens Plaza, Suite 750
                        3300 PGA Boulevard
                        Palm Beach Gardens, Florida 33410-4243
                        Attention: Mr. Charles R. Jones

      With a copy to:   Goren, Cherof, Doody and Ezrol, P.A.
                        3009 East Commercial Boulevard, Suite 200
                        Ft. Lauderdale, Florida  33308
                        Attention:  Donald J. Doody, Esquire

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord, Education or Tenant may change its notice address at any time by giving the other parties notice of such charge.

                  10.02 ENTIRE AGREEMENT. This Lease and the Master Lease contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof and thereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease and the Master Lease.

                  10.03 SEVERABILITY. If any term or provision of this Lease or the Master Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease or the Master Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rent therefor, in which event this Lease for the Leased Property shall forthwith terminate as if by expiration of the Term.

                  10.04 CAPTIONS AND HEADINGS. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

                  10.05 GOVERNING LAW. This Lease, to the extent permitted under the laws of the State of New Jersey, shall be construed under the laws of the State of Florida.

                  10.06 MEMORANDUM OF LEASE. Landlord and Tenant agree that a memorandum of lease substantially in the form attached hereto as Exhibit 10.06 and incorporated herein by this reference may be recorded by either party in the form of a memorandum of lease approved by Landlord and Tenant with respect to the Leased Property.

                  10.07 COUNTERPARTS. This Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof and all of which, when taken together, shall be deemed one and the same instrument.

                  10.08 LIABILITY OF GENERAL PARTNER OF LANDLORD. Tenant acknowledges that Landlord has disclosed that the general partner of Landlord (the "GENERAL PARTNER") is a Maryland real estate investment trust formed pursuant to a Declaration of Trust, as amended, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, which provides that no trustee, officer, shareholder, employee or agent of the General Partner shall be held personally liable under any written instrument creating an obligation of, or claim against, the General Partner and that all persons dealing with the General Partner, in any way, shall look only to the assets of the General Partner for the payment of any sum or the performance of any obligation. Tenant agrees that any liability of the General Partner or any trustee, officer, shareholder, employee or agent acting on behalf of the General Partner arising out of this Lease or the performance by Landlord of its obligations hereunder is limited to the assets of the General Partner in accordance with the above Declaration of Trust.

                          [CONTINUED ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers ms of the date first set forth above.

WITNESSES:                          TENANT:

                                    COMMUNITY EDUCATION CENTERS, INC.

                                    By: _____________________________
                                          John J. Clancy
                                          President & Chief Executive Officer


                                    LANDLORD:

                                    CPT OPERATING PARTNERSHIP, L.P.

                                    By:  Correctional Properties Trust, its
                                            general partner

                                       By:___________________________
                                          Charles R. Jones, President

                        CONSENT AND JOINDER OF EDUCATION

      Education and Health Centers of America, Inc., a New Jersey non-profit corporation, hereby acknowledges and agrees to the terms and conditions of
Article VIII of this Lease and, by executing this consent and joinder, shall be bound and liable to comply with the terms and conditions applicable to it.

                                    EDUCATION AND HEALTH CENTERS OF
                                    AMERICA, INC.

                                    By: _____________________________
                                          John J. Clancy
                                          President & Chief Executive Officer

                                   SCHEDULE A

                                    THE LAND

                                   SCHEDULE B

                              PERMITTED EXCEPTIONS

      1. Subsurface conditions and/or encroachments not disclosed by an instrument of record.

      2. Rights as contained in Deed Book 2970, Page 114.

      3. Terms and Conditions of Contract for Sale for Private Development by and between The Housing Authority of the City of Newark and T.W.Z. Urban Renewal and Development Company, Inc. in Deed Book 5061, Page 828 and Deed Book 5063, Page 299.

      4. Declaration of Environmental Restrictions as contained in Deed Book 5371, Page 91.

                                   SCHEDULE C

                                  RENT SCHEDULE

Rent for the first year of the Lease Term shall be $2,310,000, payable in monthly installments of $192,500-, and subject to adjustment, in accordance with
Article IV of this Lease and Article II of the Master Lease.

                                  EXHIBIT 9.02

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT
                    (DELANEY HALL, NEWARK, NEW JERSEY FACILITY)

      This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the 29th day of May, 2003, by COMMUNITY CORRECTIONS CORPORATION, a Delaware corporation which intends to change its name to COMMUNITY EDUCATION CENTERS, INC. (the "Tenant") with an address of 75 Livingston Avenue, Roseland, New Jersey 07068, Attention: John Clancy, President & CEO, in favor of BANK OF AMERICA, N.A., a national banking association, successor to NATIONSBANK, NATIONAL ASSOCIATION, acting in its capacity as agent (collectively with its successors and assigns, the "Agent") for the Secured Creditors (as defined herein) under the Credit Agreement (as defined herein) with an address of 101 North Tryon Street, NC1-001-15-02, Charlotte, North Carolina 28255, Attention: Agency Management. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

                               W I T N E S S E T H

      WHEREAS, CPT Operating Partnership L.P., a Delaware limited partnership (the "Borrower"), and Correctional Properties Trust, a Maryland real estate investment trust (the "Guarantor") have entered into that certain Credit Agreement between the Borrower, the Guarantor, the Agent and the lenders from time to time party to the Credit Agreement (collectively, the "Lenders") dated as of October 2, 1998 (as amended, modified, extended, renewed, restated and supplemented from time to time, the "Credit Agreement") pursuant to which the Lenders have made available to the Borrower a revolving credit facility up to the amount of $150,000,000 (collectively, the "Loans") (the Agent, the Lenders and Banc of America Securities LLC, and each of their respective successors and assigns, are herein collectively defined as the "Secured Creditors"); and

      WHEREAS, as security for the Obligations under the Credit Agreement, the Borrower has executed and delivered to the Agent for the benefit of the Secured Creditors that certain Mortgage, Security Agreement, Fixture Filing, Assignment of Leases and Rents and Financing Statement (as amended, modified, extended, renewed, restated and supplemented from time to time, the "Mortgage Instrument") dated as of the date hereof, encumbering the real property described on Exhibit A attached hereto and by this reference incorporated herein and made a part hereof (the "Demised Premises") and recorded on or about May 29, 2003 in the Office of the Register of Deeds in and for Essex County, New Jersey; and

      WHEREAS, the Tenant is the lessee under the Master Agreement to Lease dated May 29, 2003 as supplemented by that certain Lease dated May 29, 2003 (collectively, the "Lease") with the Borrower as lessor (the "Landlord") of the Demised Premises as more particularly described in the Lease, a memorandum of which was or will be recorded on or about May 29, 2003 in the Office of the Register of Deeds in and for Essex County, New Jersey;

      WHEREAS, the Agent is willing to agree that Tenant's possession of the Demised Premises shall not be disturbed as a result of a foreclosure of the Mortgage Instrument or a transfer in lieu of foreclosure so long as Tenant is not in default (as determined by the Lease) under the Lease and provided Tenant subordinates the Lease to the lien of the Mortgage Instrument and attorns to the purchaser at the foreclosure sale or transferee taking title in lieu of foreclosure and recognizes said purchaser or transferee as lessor under the Lease.

      WHEREAS, pursuant to the terms of a Second Amended and Restated Community Education Centers, Inc. Revolving Credit and Term Loan Agreement of approximately even date herewith (the "Leasehold Credit Agreement") between Comerica Bank, as Agent (the "Leasehold Mortgagee") and Tenant, Tenant has executed and delivered to Leasehold Mortgagee a Leasehold Mortgage of approximately even date herewith, which Leasehold Mortgage encumbers the Tenant's interest in the Lease and is subordinate to the Mortgage Instrument; and

      WHEREAS, pursuant to the terms of the Leasehold Credit Agreement, Tenant, Leasehold Mortgagee and Borrower have executed a certain Agreement, Acknowledgment and Consent to Leasehold Mortgage for Community Education Centers of approximately even date herewith (the "Intercreditor Agreement").

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent and Tenant do hereby mutually covenant and agree as follows:

      1. SUBORDINATION. The Tenant hereby subordinates the Lease and the option to purchase the Demised Premises contained therein to the Mortgage Instrument and the lien thereof, and to all renewals, modifications and extensions of same.

      2. NON-DISTURBANCE AND ATTORNMENT. Provided Tenant complies with this Agreement and is not in default (as determined by the Lease) under the terms of the Lease in the payment of rent or additional rent or the performance of any of the terms, conditions, covenants, clauses or agreements on its part to be performed under the Lease (beyond any period of time given Tenant to cure) as of the date the Agent commences foreclosure proceedings or accepts a deed in lieu of foreclosure, or at any time thereafter, no default under the Mortgage Instrument, as renewed, modified, extended, increased, spread, replaced or consolidated, and no proceeding to foreclose the same will disturb Tenant's possession or rights under said Lease and the Lease will not be affected or cut off thereby. Notwithstanding any such foreclosure or other acquisition of the Demised Premises by Agent or any third party, the Tenant shall attorn to the Agent or such third party, and so long as Tenant is not in default under the terms of the Lease, the Lease will be recognized as a direct lease from the Agent or any other party acquiring the Demised Premises upon the foreclosure sale, except that the Agent, or any subsequent owner, shall not (a) be liable for any previous act or omission of Landlord under the Lease, (b) be subject to any offset, claim or defense which shall theretofore have accrued against Landlord, (c) have any obligation with respect to any security deposited under the Lease unless such security has been physically delivered to the Agent, or
(d) be bound by any previous amendment or modification of the Lease or by any previous prepayment of rent for a period greater than one (1) month, unless such amendment, modification or prepayment shall have been expressly approved in writing by the Agent. Notwithstanding the foregoing, in the event that the construction of the Demised Premises has not been substantially completed at the time the Agent or any third party succeeds to the interest of the Landlord under the Lease by reason of foreclosure or other proceedings brought by the Agent or by any transfer in lieu of foreclosure, then, in such event, Tenant hereby agrees that the Agent or any such third party shall have the right to cancel and terminate the Lease upon written notice to the Tenant.

      3. NO OBLIGATION TO CONSTRUCT DEMISED PREMISES. Any provision of this Agreement to the contrary notwithstanding, the Agent shall have no obligation, or incur any liability, with respect to the erection and completion of the building in which the Demised Premises are located or for the completion of the Demised Premises or any improvements for Tenant's use and occupancy.

      4. FURTHER ASSURANCES. Tenant will upon request by the Agent, or any subsequent owner, execute a written agreement in a form acceptable to Tenant whereunder Tenant does attorn to the Agent or any such subsequent owner and affirm Tenant's obligations under the Lease and agree to pay all rentals and charges then due or to become due as they become due to the Agent or such subsequent owner.

      5. NOTICES TO LANDLORD. From and after the date hereof, Tenant shall send a copy to the Agent (i) of any notice or statement of default under the Lease,
(ii) of intent to assign, sublet, mortgage or encumber any portion of the Demised Premises, or (iii) of any request for Landlord's approval under the Lease at the same time such notice or statement is sent to the Landlord under the Lease.

      6. MODIFICATION OR TERMINATION OF LEASE. Tenant acknowledges that Landlord will not surrender or consent to the modification or amendment of any of the terms of the Lease nor to the termination thereof by the Landlord without the prior written consent of the Agent, which consent shall be obtained in writing thirty (30) days in advance by Landlord. Tenant will not terminate or seek to terminate the Lease by reason of a taking under eminent domain, by reason of any act or omission of the Landlord, or any other default under the Lease, or exercise any right under the Lease to make deductions from or reductions in rental payments until Tenant shall have given written notice of such taking, act, omission or other default to the Agent as hereinafter provided for under the terms and conditions of the Lease. Tenant will allow the Agent thirty (30) days from its receipt of said notice within which the Agent shall have the right, but shall not be obligated, to remedy such act, omission or other default and Tenant will accept such performance by the Agent; provided, however, if the act, omission or other default cannot with due diligence be remedied within such thirty (30) day period, then the Agent shall have a reasonable time in which to remedy the same provided the Agent commences to remedy the same within such thirty (30) day period and thereafter proceeds with due diligence to complete the remedy thereof. Notice to the Agent under this Agreement shall be sent to the Agent at the following address, or such other address as the Agent shall designate to the Tenant in writing:



                       Bank of America, N.A., as Agent
                       101 North Tryon Street, NC1-001-15-02
                       Charlotte, North Carolina 28255
                       Attention: Agency Management

Notwithstanding the foregoing, Tenant shall have the right without prior notice to the Agent to make repairs if Tenant determines in good faith that a bona-fide emergency precludes the giving of such notice. In the event of such an emergency, Tenant may present to Landlord a demand for reimbursement to the extent permitted under the Lease, but Tenant will not make deductions from or reductions in rental to recoup such expenses until Tenant shall give the Agent notice of such repairs and such demand and a thirty (30) day period to cause such reimbursement to be made.

      7. ADVANCE RENT. From and after the date hereof, the Tenant will not pay any rent under said Lease more than one (1) month in advance of its due date.

      8. NO IMPAIRMENT OF MORTGAGE INSTRUMENT. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage Instrument, except as specifically set forth herein.

      9. USE OF CONDEMNATION AWARDS OR INSURANCE PROCEEDS. The Landlord has assigned to the Agent for the benefit of the Lenders any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Demised Premises or any rights appurtenant thereto, and the proceeds of any casualty insurance policy which are payable as a result of any insured casualty to the Demised Premises. The Tenant and the Agent hereby agree that any condemnation proceeds or proceeds of any casualty insurance policy arising as a result of an insured casualty to the Demised Premises shall be applied as set forth in Sections 4.7, 4.8, 7.1 and 7.2 of the Mortgage Instrument, the terms of which Sections are hereby incorporated by reference and made a part hereof.

      10. INTERCREDITOR AGREEMENT. Agent acknowledges the existence and terms of the Intercreditor Agreement, as set forth therein, and further acknowledges that such agreement, among other things, limits the rights of the Landlord to terminate the Lease, and imposes certain obligations on the Landlord with respect to the cure by the Leasehold Mortgagee of Tenant defaults, all as more particularly set forth therein. Agent acknowledges that in the event of a foreclosure or other acquisition by Agent or any third party of the Demised Premises pursuant to the Mortgage Instrument, the provisions of the Intercreditor Agreement will be binding upon Agent or any such third party to the extent Agent or such third party becomes Landlord or a successor to the Landlord, in accordance with the terms of the Intercreditor Agreement and subject to the limitations set forth therein.

      11. WAIVERS TO BE IN WRITING. No modification, amendment, waiver or release of any provision of this agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

      12. SUCCESSORS AND ASSIGNS. This Subordination shall inure to the benefit of and be binding upon the parties hereto, and each of their successors and assigns; provided, however, that in the event a successor to the Agent is appointed pursuant to the Credit Agreement, all obligations and liabilities of the Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of such successor Agent.

      IN WITNESS WHEREOF, the Agent and Tenant have respectively signed and sealed this Agreement as of the day and year first above written.



                              THE AGENT:

                              BANK OF AMERICA, N.A.
                              AS AGENT

                              By:_________________________________________
                              Name:_______________________________________
                              Title:      Managing Director

Attest:


_______________________
STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

      On this _______ the day of May in the year 2003, before me personally came _________________ in the County of Mecklenburg, North Carolina, personally known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument as a Managing Director of BANK OF AMERICA, N.A., a national banking association, AS AGENT, which executed the within instrument, and acknowledged to me that said BANK OF AMERICA, N.A. executed the within instrument, AS AGENT.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

                                    Name:________________________________
                                    (Commissioned:______________________)

                                    My commission expires:_______________



                                                (AFFIX NOTARIAL SEAL)

                              TENANT:

                              COMMUNITY CORRECTIONS CORPORATION, TO BE KNOWN AS COMMUNITY EDUCATION CENTERS, INC.


                              By:   _________________________________________
                              Name: _________________________________________
                              Title:_________________________________________



Attest:

_____________________



STATE OF NEW JERSEY     :
                        :                                                   ss.
COUNTY OF ESSEX         :

      On this the day of May in the year 2003, before me personally came ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument as a __________________________ of COMMUNITY CORRECTIONS CORPORATION, INC., a Delaware corporation, whose name is to be changed to COMMUNITY EDUCATION CENTERS, INC. , a Delaware corporation, which executed the within instrument, and acknowledged to me that said corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

                                    Name:_______________________________
                                    (Commissioned:______________________)

                                    My commission expires:______________



                                                (AFFIX NOTARIAL SEAL)

                                  EXHIBIT 9.04

                          TENANT'S ESTOPPEL CERTIFICATE
                    (DELANEY HALL, NEWARK, NEW JERSEY FACILITY)



TO:   Bank of America, N.A., as Agent
      101 North Tryon Street, NC1-001-15-02
      Charlotte, North Carolina   28255
      Attention: Agency Management


RE:   REVOLVING CREDIT FACILITY FOR CPT OPERATING PARTNERSHIP L.P.

      The undersigned, Community Education Centers, Inc., a Delaware corporation, as Tenant of that certain tract of real property and the improvements thereon in Essex County, New Jersey and described on Exhibit A attached hereto (the "Premises") under that certain Master Agreement to Lease dated May , 2003 as supplemented by that certain Lease dated May , 2003 (collectively, the "Lease") between Community Education Centers, Inc., as Tenant, and CPT Operating Partnership L.P., a Delaware limited partnership, as Landlord, hereby certifies as follows:

      1. That the undersigned has accepted the Lease and entered into occupancy of the premises described in said Lease;

      2. That said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except: None ;

      3. That said Lease, represents the entire agreement between the parties as to said leasing;

      4. That the commencement date of the term of said Lease is May     , 2003;

      5. That the expiration date of the term of said Lease is May 31, 2013. The undersigned has no rights to renew or extend the term of the Lease except as set forth on Exhibit "A" attached hereto;

      6. That all conditions of said Lease to be performed by Landlord and necessary to the enforceability of said Lease have been satisfied;

      7. That there are no defaults by Tenant or to the knowledge of Tenant, by the Landlord thereunder, and to the knowledge of the Tenant, no event has occurred or situation exists which would, with the passage of time, constitute a default under the Lease. All improvements or work required under the Lease to be made by the Landlord to date, if any, have been completed to the satisfaction of the undersigned, and there are no outstanding construction or repair obligations. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the building have been paid in full;

      8. That no rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

      9. That on this date there are no existing defenses, setoffs, deductions, credits, claims or counterclaims which the undersigned has against the enforcement of said Lease by Landlord except for prepaid rent through May , 2003 (not to exceed one month);

      10. That the undersigned has paid to Landlord a security deposit in the amount of $662,039.00;

      11. That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the building; and

      12. That as of the date there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

                            [CONTINUED ON THE NEXT PAGE}

      EXECUTED this _____ day of May, 2003.



                              COMMUNITY EDUCATION CENTERS, INC.

                              By:   _________________________________________
                              Name: _________________________________________
                              Title:_________________________________________

                                    EXHIBIT "A"

                  10.09 RENEWAL OPTION. So long as no Event of Default has occurred and is continuing on the date of a Renewal Notice (as defined below) or on the commencement date of any Renewal Term (as defined below), Tenant shall have the right to renew this Lease for three (3) additional periods of five (5) years each (each a "RENEWAL TERM"), by giving Landlord not less than six (6) months prior written notice of Tenant's exercise of each such renewal option (each a "RENEWAL NOTICE"). The commencement date of each Renewal Term shall be the date which is one calendar day after the last day of the initial Term or the previous Renewal Term, as the case may be and each such Renewal Term shall expire on the date which is the last calendar day immediately prior to the fifth anniversary date of the applicable Renewal Term commencement date. All of the terms, covenants and conditions set forth in this Lease and the Master Lease shall apply to and be fully enforceable during any Renewal Term as if such Renewal Term were specifically included in this Lease.

                                  EXHIBIT 10.06

                               MEMORANDUM OF LEASE

Prepared by:

___________________________
Barbara A. Casey, Esquire



      THIS MEMORANDUM (this "MEMORANDUM") is made this _____ of May, 2003, between CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("Landlord"), and COMMUNITY EDUCATION CENTERS, INC., a Delaware corporation ("Tenant").


LEASED PROPERTY:                    The Real Property described in Exhibit A
                                    attached hereto and made a part hereof, known
                                    and designated on the official tax map of the
                                    City of Newark, County of Essex, State of New
                                    Jersey as Block 5060, Lot 154, commonly known
                                    as Delaney Hall, 451-479 Doremus Avenue,
                                    Newark, New Jersey (the "PROPERTY") upon which
                                    Tenant engages in the business of the
                                    development and management of a certain
                                    correctional and detention facility known as
                                    Delaney Hall (the "FACILITY").


LEASE DATE:                         May   , 2003



BASE TERM COMMENCEMENT DATE:        May   , 2003



BASE TERM EXPIRATION DATE:          Unless sooner terminated as provided in the
                                    Lease, the last day of the month in which the tenth
                                    (10th) anniversary of  the Commencement Date
                                    occurs.

RENEWAL OPTION:                     So long as no Event of Default has occurred and
                                    is continuing on the date of a Renewal Notice
                                    (as defined below) or on the commencement date
                                    of any Renewal Term (as defined below), Tenant
                                    shall have the right to renew this Lease for
                                    three (3) additional periods of five (5) years
                                    each (each a "RENEWAL TERM"), by giving
                                    Landlord not less than six (6) months prior
                                    written notice of Tenant's exercise of each
                                    such renewal option (each a "RENEWAL NOTICE").
                                    The commencement date of

                                    each Renewal Term shall be the date which is one calendar day after the last day of the initial Term or the previous Renewal Term, as the case may be and each such Renewal Term shall expire on the date which is the last calendar day immediately prior to the fifth anniversary date of the applicable Renewal
                                    Term commencement date. All of the terms, covenants and conditions set forth in the Lease and the Master Lease shall apply to and be fully enforceable during any Renewal Term as if such Renewal Term were specifically included in this Lease.


RIGHT OF FIRST REFUSAL:             Subject to the terms and conditions set forth
                                    in Section 7.01 of the Site Lease and provided
                                    that no Event of Default under Sections
                                    9.01(a), (c), (d), (e), (g) or (h) of the
                                    Master Lease with respect to the Leased
                                    Property has occurred (and with respect solely
                                    to an Event of Default under Section 9.01(a),
                                    is continuing at the time of such exercise or
                                    at the expiration of the Master Lease or this
                                    Lease), Tenant shall have a right of first
                                    refusal (the "PURCHASE REFUSAL RIGHT") to
                                    purchase the Leased Property.  If during the
                                    Term or any Renewal Term and for a period of
                                    thirty (30) days following termination of the
                                    Lease (other than as a result of the exercise
                                    by Landlord of its rights or remedies under the
                                    Master Lease), so long as no Event of Default
                                    under Sections 9.01(a), (c), (d), (e), (g) or
                                    (h) of the Master Lease has occurred (and with
                                    respect solely to an Event of Default under
                                    Section 9.01(a), is continuing at the time of
                                    such exercise or at the expiration of the
                                    Master Lease or this Lease), Landlord or any
                                    Affiliate of Landlord receives a bona fide
                                    third party offer to transfer the Leased
                                    Property, then, prior to accepting such third
                                    party offer, Landlord shall send written notice
                                    and a copy thereof to Tenant and Tenant's
                                    Lender (as defined in the Lease) ("LANDLORD'S
                                    NOTICE").  Tenant shall have thirty (30) days
                                    after receipt of Landlord's Notice to exercise
                                    Tenant's Purchase Refusal Right, by giving
                                    Landlord written notice thereof.  Failure of
                                    Tenant to exercise the Purchase Refusal Right
                                    within such time period set forth above shall
                                    be deemed to extinguish the Purchase Refusal
                                    Right and thereafter, Landlord or its Affiliate
                                    may transfer the Leased Property; provided,
                                    however, that the transfer of the Leased
                                    Property is at a price equal to

                                    or greater than the price contained in the Landlord's Notice, and otherwise consistent in all material respects with the terms and conditions set forth in Landlord's Notice.
                                    Tenant's Purchase Refusal Right shall revive in the event that Landlord fails to transfer the Leased Property within one year following the date of Landlord's Notice. In the event that Tenant elects to exercise the Purchase
                                    Refusal Right and to acquire the Leased
                                    Property thereby, (a) Tenant shall acquire the Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice (provided, however, Tenant shall in all events have not less than one hundred twenty (120) days to close its acquisition of the Leased Property following its written notice exercising its Purchase
                                    Refusal Right), and (b) concurrently with such acquisition, this Lease shall terminate
                                    (but Tenant shall remain liable to pay any accrued Rent due and payable on the closing date with respect to the Leased Property and all indemnifications and other provisions contained in the Master Lease that survive the expiration of this Lease or the Master
                                    Lease shall continue in effect), and the Master Lease shall be appropriately amended to reflect the termination of this Lease.
                                    Notwithstanding the foregoing provisions, the
                                    Purchase Refusal Right shall not be
                                    applicable to any transfer of the Leased
                                    Property to any Affiliate of Landlord, so long as such Affiliate acquires the Leased
                                    Property subject to this Purchase Refusal
                                    Right. A "TRANSFER" is any direct or indirect sale, conveyance or other disposition, including any transfer of a controlling ownership interest in any owning partnership, limited liability company or corporation, and including any lease with a term in excess of five (5) years.


PROHIBITION ON CERTAIN
TRANSFERS:                          So long as no Event of Default has occurred and
                                    is continuing and so long as Tenant is in full
                                    compliance with the terms of the Master Lease
                                    and this Lease, Landlord will not transfer the
                                    ownership of, or mortgage its interest in, the
                                    Leased Property to any Person whose primary
                                    business is the operation of similar
                                    correctional or detention facilities, without
                                    the prior written consent of

                                    Tenant, which consent may be withheld in Tenant's
                                    sole discretion.

      All of the terms and conditions of the Lease are incorporated herein by reference as though set forth fully herein. All capitalized terms not specifically defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms hereof and of the Lease, the Lease shall prevail. Nothing contained herein is intended to modify or alter the terms, conditions or provisions of the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum as of the date first above written.

                                    LANDLORD:

                                    CPT OPERATING PARTNERSHIP, L.P.

                                    By:   Correctional Properties Trust,
                                          its general partner

                                       By:__________________________________
                                                Charles R. Jones, President


STATE OF NEW JERSEY                 :
                                    :  SS
COUNTY OF                           :

      ON THIS, the ______ day of May, 2003 before me, a Notary Public, the undersigned officer, personally appeared Charles R. Jones who acknowledged himself to be the President of Correctional Properties Trust, the general partner of CPT Operating Partnership L.P., a Delaware limited partnership, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership as Landlord by himself as such officer.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    _______________________________
                                           Notary Public
My Commission Expires:


WITNESSES:                          TENANT:

                                    COMMUNITY EDUCATION CENTERS, INC.


                                    By: _____________________________
                                          John J. Clancy
                                          President & Chief Executive Officer

STATE OF NEW JERSEY:
                                    :  SS
COUNTY OF                           :


      ON THIS, the _____ day of May, 2003, before me, a Notary Public, the undersigned officer, personally appeared John J. Clancy, who acknowledged himself to be the President of Community Corrections Property, a Delaware corporation, whose name is to be changed upon delivery of this documents to Community Education Centers, Inc., the Tenant under the Lease, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the general partners of the Tenant by him as such authorized signer.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
                                    _______________________________
                                           Notary Public
My Commission Expires:







Record and return to:

      Barbara A. Casey, Esquire
      Ballard Spahr Andrews & Ingersoll, LLP
      Plaza 1000 -  Suite 500
      Main Street
      Voorhees, NJ  08043